Exhibit 1.01

TEXTRON INC.

Conflict Minerals Report

For the Year Ended December 31, 2021

Introduction

Textron Inc. is providing this report for the year ended December 31, 2021 to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on SEC registrants that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of those products. The term “conflict mineral” means columbite-tantalite, also known as coltan, cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “3TGs”).

Company and Product Overview

Textron is a $12.4 billion multi-industry company operating in numerous countries around the world. Our businesses manufacture a variety of complex products including business jets, turboprop and piston aircraft, helicopters and tiltrotor aircraft, unmanned aircraft systems, electronic systems and solutions, advanced marine craft, piston aircraft engines, weapons and related components, armored vehicles, fuel systems and functional components, specialized vehicles such as golf cars, recreational and utility vehicles, aviation ground support equipment and professional mowers. References to “Textron”, “we” and “our” in this Report refer to Textron Inc. and its consolidated subsidiaries.

Covered Products

We conducted a review of the products that we manufacture or contract to be manufactured and found that our products contain 3TGs within numerous components, such as jet engines, circuit boards, electronics, brake components and wiring, and 3TGs generally are required for the products’ functionality or production as specified under the Rule.

Reasonable Country of Origin Inquiry

We conducted a Reasonable Country of Origin Inquiry (“RCOI”) to seek to ascertain whether the 3TGs in our products originated from the Democratic Republic of the Congo or an adjoining country (known collectively as the “Covered Countries”) or are from recycled or scrap sources.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our worldwide supply chain, it is difficult to identify suppliers in our supply chain which are multiple steps removed from our direct (first-tier) suppliers, and we have no direct relationships with mines, smelters or refiners of 3TGs. Accordingly, we rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us by them – including sources of 3TGs that are supplied to them from lower tier suppliers.

To implement our RCOI, we established enterprise-wide conflict minerals procedures directing each business unit to take a number of steps to identify suppliers (“in-scope suppliers”) of components or materials potentially containing 3TGs included in products we manufactured or contracted to manufacture during 2021. As in prior years, in 2021 we retained a third-party service provider to assist us in reviewing our supply chain and identifying risks.

Our third-party service provider conducted a supply chain survey with the in-scope suppliers using the Conflict Minerals Reporting Template (“CMRT”), version 6.1 or higher. As part of the supplier survey, in-scope suppliers were contacted via our service provider’s software platform that enables users to complete and track supplier communications and allows suppliers to upload completed CMRT forms directly to the platform for assessment and management. Communications sent to in-scope suppliers through the platform included training and education on the completion of the CMRT form.

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Non-responsive in-scope suppliers were contacted a number of times through the platform and then were also contacted by our service provider’s team. Certain suppliers were also contacted by a representative of the applicable Textron business unit. Our program for 2021 continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The survey responses were reviewed for completeness and consistency and our service provider followed up with suppliers who provided incomplete or inconsistent responses. Ultimately, we received complete and validated responses to our supply chain survey from approximately 62% of the in-scope suppliers.

Although approximately 62% of Textron’s in-scope suppliers responded to the RCOI, there are many suppliers that have not yet provided any smelter or refiner information or have provided incomplete smelter or refiner data. For the suppliers that responded and provided smelter or refiner data, our service provider reviewed all supplier responses that claimed in the declaration section of the CMRT to have known DRC-sourced material.

Because the results of our RCOI indicated that some of our products contain 3TGs which may have originated from the Covered Countries, in an effort to locate mines with the greatest possible specificity, we performed due diligence measures on the source and chain of custody of the 3TGs as described below.

Due Diligence

Design of Our Due Diligence Framework

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (OECD Guidance).

Due Diligence Process

In conformity with the OECD’s five step process, we conducted the following activities during the 2021 reporting period:

Step 1. Company Management Systems

We have established a management system to support supply chain due diligence related to 3TGs which includes maintaining an internal conflict minerals team coordinated by our Senior Executive Counsel, with representatives from each of our business units. The team follows our documented procedures for our conflict minerals compliance program. These procedures cover the identification of suppliers to be surveyed and escalation procedures, as described above, records retention, updating supplier lists and integrating acquired businesses into the program. The team leader reports to our senior management on the status of our program as appropriate.

In addition, the team has agreed upon a recommended conflict minerals contractual provision which our businesses seek to include in any new or amended contracts with suppliers that may be relevant for our conflict minerals compliance program. This contractual provision requires suppliers to provide us with the necessary 3TG information and to adopt a supply chain policy and procedure to conduct, and require its suppliers to conduct, a reasonable country of origin inquiry and, if necessary, to perform due diligence to identify the facilities used to process the 3TGs and make efforts to identify the location of each mine or location of origin of the 3TGs with the greatest possible specificity.

Textron has adopted a Conflict Minerals Policy Statement which can be found at http://investor.textron.com/investors/corporate-governance/default.aspx.

To improve supplier education and training, we utilized our third-party service provider’s learning management system which provided all in-scope suppliers access to our service provider’s Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

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In addition, we maintain an enterprise-wide grievance mechanism, including an employee helpline, as described in our Business Conduct Guidelines, that enables employees to report suspected or known violations of our Business Conduct Guidelines, law or company policy.

Step 2. Identification and Assessment of Supply Chain Risks

We have worked to identify and assess our supply chain risk through the CMRT survey process. There are a variety of risks identified throughout the survey process, including the risk presented by the lack of sourcing information due to non-responsive suppliers and suppliers providing incomplete or inconsistent responses. The smelter and refiner data collected through the CMRT highlights actual sourcing risk, such as a smelter or refiner sourcing from the Covered Countries and not yet certified as in conformance with third-party standards for responsible minerals procurement, or of even higher risk, a smelter or refiner which has not yet begun the audit process to receive certification.

Step 3. Strategy to Respond to Identified Risks

While many risks exist in the search for the origin of the conflict minerals used in components and materials supplied to Textron, as noted above, one of our identified risks is the inability to obtain complete and accurate information from our suppliers in order to make determinations about our products. There are numerous initiatives working to improve transparency and accountability at the smelter and refinery levels of the supply chain, however, we can only benefit from the information being developed by these initiatives if our suppliers are able to trace back the conflict minerals in their products to a specific smelter or refiner.

In our new or amended contractual agreements with our direct suppliers, we have requested the inclusion of a contractual provision which requires suppliers to provide us with the necessary 3TG information and to adopt a supply chain policy and procedure to conduct, and require its suppliers to conduct, a reasonable country of origin inquiry and, if necessary, to perform due diligence to identify the facilities used to process the 3TGs and make efforts to identify the location of each mine or location of origin of the 3TGs with the greatest possible specificity. This objective also is reflected in our Conflict Minerals Policy Statement, which indicates that we encourage our suppliers to undertake reasonable due diligence with their supply chains in an effort to assure their conflict minerals are being sourced from mines and smelters/refiners which have been certified by an independent third party as “conflict free” if sourced within the Covered Countries. Our Policy Statement further states that “if we determine that any of our products or components contain 3TG from a mine or facility in a Covered Country that is not “conflict free”, we will evaluate our options, including but not limited to reassessment of the supplier relationship.”

If, over time, we obtain more detailed information from our suppliers with regard to the origin of the 3TGs contained in components and materials supplied to us by them, we will evaluate how to respond to identified risks in our supply chain, including, if appropriate, escalating identified risks to management for consideration of further action. During 2021, we did not identify any instances where it was necessary to escalate identified risks to management for further action.

Step 4. Independent Third-Party Audit of Facilities’ Due Diligence Practices

As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains. We intend to rely on the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing, such as the Responsible Minerals Assurance Process.

Step 5. Report on Supply Chain Due Diligence

This Report is submitted to the SEC annually and is publicly available at http://investor.textron.com/investors/corporate-governance/default.aspx.

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Due Diligence Results

Many of the responses received from suppliers which indicated that they source 3TGs from a Covered Country provided data at the company or divisional level, rather than at the part or component level. As a result, we have been unable to determine whether the 3TGs reported by these suppliers were contained in components supplied to us (as opposed to other components supplied by our suppliers but not purchased by us). We are therefore unable to directly link, based on the due diligence measures described in this Report, 3TGs contained in Textron products to 3TGs originating from a Covered Country.

Facilities Used to Process the 3TGs

Certain of the supplier responses in the CMRT included the names of facilities listed as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Our service provider compared the facilities listed in the responses in the CMRT to the list of smelters maintained by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the RMI definition of a 3TGs processing facility that was operational during the 2021 calendar year. As of May 13, 2021, we have validated in this manner that 335 smelters or refiners provided in our supplier CMRTs are included on these lists.

If a supplier indicated that a facility was certified as “RMAP Conformant”, meaning in conformance with RMI’s Responsible Minerals Assurance Process standards, our service provider confirmed that it was listed as such by RMI. Of the smelters and refiners listed by suppliers via the CMRTs which have been validated as described, 230 have been confirmed as RMAP Conformant and 18 have actively begun the process to be validated as Conformant. The CMRTs in the aggregate claim that 92 of the RMAP Conformant smelters source 3TGs from the Covered Countries, however we cannot confirm this information. Many of the CMRTs did not provide information regarding the country of origin of 3TGs, and such information is generally not available through public information sources related to the smelters and refiners.

Despite the additional smelter information obtained from these suppliers, in most cases information has been provided on the company or divisional level, rather than on the part or component level. Therefore, we cannot yet ascertain whether the smelters identified by our suppliers are related to any parts or components actually provided to us by the suppliers. Schedule A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains, along with the facility location, and an aggregate country list of known smelter or refiner sourcing countries. We have not included in Schedule A any smelters or refiners that we have not been able to validate.

Many suppliers are still unable to provide the smelters or refiners used for components supplied by them to us and, even where facilities were identified, the suppliers did not always provide complete information on the facility, including smelter identification numbers, so that we were unable to immediately validate the smelter as described above and, as previously noted, many of the responses indicated an “unknown” status in terms of determining the origin of 3TGs.

Efforts to Determine Mine or Location of Origin

For the reasons explained above, we rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials they supply to us. As noted above, our program has initially focused on gathering smelter and refiner information via the CMRT survey process and, as the program progresses, we intend to work toward obtaining from our suppliers all necessary smelter and refiner identification information. This information will facilitate the validation and disclosure of the smelters and refiners as well as the tracing of the 3TGs to their location of origin. However, to date we only have smelter and facility information and no information with regard to the mine or specific location of origin of the 3TGs in our products or whether they come from recycled or scrap sources, as we understand that generally that information is kept confidential by the refiners and smelters.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT and verifying those smelters and refiners with the expanding RMI lists to the extent possible.

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Steps to be Taken to Mitigate Risk

We intend to take and continue the following actions to mitigate the risk that our necessary 3TGs benefit armed groups:

•	Direct each of our business units to request our recommended contractual provision requiring our suppliers to conduct due diligence on their supply chains and to provide information to us about the source of their 3TGs, as described above. This provision is intended to be included in new and renewed supplier contracts on a going forward basis.
•	Establish a screening process for new suppliers to our businesses so that new suppliers will be added to our in-scope supplier list if appropriate as they begin a relationship with the business.
•	Direct suppliers to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
•	Work toward obtaining from our suppliers additional smelter and refiner identification information.

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SCHEDULE A

Metal	Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company	United States Of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Alexy Metals	United States Of America
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

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Metal	Smelter Name	Smelter Facility Location
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States Of America
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America

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Metal	Smelter Name	Smelter Facility Location
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	L’Orfebre S.A.	Andorra
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic Of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation

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Metal	Smelter Name	Smelter Facility Location
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

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Metal	Smelter Name	Smelter Facility Location
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic Of
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Gold	Value Trading	Belgium
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States Of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil

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Metal	Smelter Name	Smelter Facility Location
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States Of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma’anshan Weitai Tin Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil

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Metal	Smelter Name	Smelter Facility Location
Tin	Metallic Resources, Inc.	United States Of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil

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Metal	Smelter Name	Smelter Facility Location
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States Of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

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Metal	Smelter Name	Smelter Facility Location
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	KGETS Co., Ltd.	Korea, Republic Of
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	LLC Volstok	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

Country of Origin List:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Afghanistan, Aland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czech Republic, Djubouti, Dominica, Dominican Republic, Democratic Republic of the Congo, Ecuador, Egypt, England, Eritrea, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Kyrgystan, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Panama, Papa New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe.

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